UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    November 5, 2007

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12333	86-0385884
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

(858) 314-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           Effective November 5, 2007, for personal health reasons which preclude him from performing his duties on the Board, Robert Berkowitz has resigned from his position as a member of the Board of Directors of Iomega Corporation (the “Company”) as well as a member of and Chairman of its Audit Committee and as a member of its Nominating and Corporate Governance Committee.  There are no disagreements between Mr. Berkowitz and the Company on any matter related to the Company’s operations, policies or practices.

“Bob has served on the Iomega Board for more than twenty-five years, and we will deeply miss his participation.  On behalf of the Board and all Iomega employees, we cannot thank Bob enough for all of his contributions, dedication, wise counsel and leadership of our Audit Committee.  He has been a great mentor to countless Iomega employees for more than two decades.  We are saying good bye to not only a valued colleague but a good friend as well.  We wish Bob good health and all the best to him and his family,” said Stephen David, Chairman of the Board, Iomega Corporation.

“My association with Iomega over the past twenty-five years has been extremely rewarding for me, and Iomega will always have a place in my heart.  I fully support the current direction of the Company and its management, and regret that I can no longer be part of Iomega’s continued business success.  It’s been a great privilege to work with Iomega, and I look forward to watching the Company’s future progress,” said Mr. Berkowitz.

Reynolds Bish, currently a member of the Company’s Board of Directors and its Audit Committee, was named Acting Chairman of the Audit Committee effective November 7, 2007.  Mr. Bish was appointed Chief Executive Officer of Dicom Group plc on November 5, 2007.  Dicom Group plc (London Stock Exchange: DCM) is a global leader of intelligent capture and exchange solutions.  From January 2006 until August 2006, he was the President and General Manager of EMC Captiva, a leading provider of input management solutions that operated as a standalone business within the EMC Software Group, and a Vice President of the EMC Software Group. Prior to EMC’s acquisition of Captiva at the end of 2005, he was President and CEO, as well as a member of the Board of Directors, of Captiva, a NASDAQ listed company that he co-founded in 1989.  Mr. Bish is a Director and the Chairman of the Audit Committee of I-Many, Inc., (NASDAQ: IMNY), a provider of contract management solutions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 8, 2007

IOMEGA CORPORATION
(Registrant)

By: /s/  Thomas D. Kampfer
             Thomas D. Kampfer
             President and Chief Operating Officer